UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

XsunX, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Suite C, Chesterland, Ohio 44026
(Address of principal executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 440-644-1027

65 Enterprise, Aliso Viejo, California 92656
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2020, XsunX, Inc. (the “Company”) issued to each of its former directors (Tom Djokovich, Thomas Anderson, Oz Fundingsland and Mike Russak) a warrant to purchase up to 500.0 million shares of the Company’s common stock (the “Warrants”). The Warrants will be exercisable on a cashless basis for a period of ten years from the effective date at an exercise price of $0.00001 per share. The purpose of the Warrants is to compensate our directors for serving on the Company’s board of directors without compensation in fiscal 2019. It is difficult to assess the value of the Warrants given the highly limited trading in our common stock, the fact that the warrant shares have not been and are not expected to be registered for resale and will be restricted, and the speculative nature of the Company’s future business plans. However, we estimated the value of the services provided by each of our directors during 2019 to be $2,500 and believe that the value of each of the Warrants approximates that amount.

On June 2, 2020, the Company entered into a transition services agreement (the “Services Agreement”) with Solar Energy Builders, Inc. (“Solar Energy”), a company controlled by Tom Djokovich, our former president and chief executive officer. Pursuant to the Services Agreement, we have engaged Solar Energy to service our solar business customers or refer those customers to Solar Energy on an exclusive basis. For referrals, Solar Energy will pay us a referral fee of 1% of the gross amount paid by the referred customer to Solar Energy. The Services Agreement has a term of one year, but can be terminated before that in some instances.

On June 2, 2020, the Company entered into a membership interest purchase agreement (the “Purchase Agreement”) with Innovest Global, Inc. to acquire StemVax, LLC for 7.5 billion shares of the Company’s unregistered common stock (before giving effect to a planned 1-for-1,000 reverse stock split of the Company’s common stock). StemVax is a biotechnology company developing novel therapies for brain tumor patients and holds a related exclusive patent license from Cedars-Sinai Medical Center in Los Angeles, California known as StemVax Glioblast (SVX-GB). The Purchase Agreement includes typical representations and warranties of the parties. Completion of the transaction is contingent upon the reverse stock split and the continues accuracy of the parties’ representations. We expect to complete the acquisition in the third calendar quarter, but cannot guarantee that the transaction will be completed when expected, or at all.

We will file a form of the Warrant, the Services Agreement and the Purchase Agreement as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020. The Company issued the Warrants and entered into the Services Agreement and Purchase Agreement after completion of the transactions describe below in Item 5.01.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Warrants in a transaction not involving a public offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Act. The terms of the Warrants are described in Item 1.01 above.

Item 5.01 Changes in Control of Registrant.

On June 2, 2020, TN3, LLC, a limited liability company owned by Daniel G. Martin, purchased all of the outstanding shares of preferred stock of the Company from Tom Djokovich, our former president and chief executive officer, for $50,000 using personal funds. In addition, TN3 agreed to pay for certain expenses of the transaction incurred by Mr. Djokovich and the Company totaling more than $50,000. The holder of our preferred stock is entitled to cast a number of votes equal to that number of common shares which is not less than 60% of the vote required to approve any action by the shareholders. Upon acquiring the preferred shares, Mr. Martin became the sole director and chief executive officer of the company. At that time our former board members, Tom Djokovich, Thomas Anderson, Oz Fundingsland and Mike Russak, resigned as directors of the Company. For more information about Mr. Martin’s acquisition of the preferred stock and his appointment to our board, please see our Schedule 14F-1/A filed with the Securities and Exchange Commission on May 13, 2020.

After Mr. Martin joined the Company, we continued to market our current solar energy services while preparing to transition into a new business plan focused on commercializing developmental healthcare solutions in the biotechnology, medical, and health and wellness markets. Initially, we intend to acquire StemVax, LLC from Innovest Global, Inc. StemVax is a biotechnology company developing novel therapies for brain tumor patients and holds a related exclusive patent license from Cedars-Sinai Medical Center in Los Angeles, California known as StemVax Glioblast (SVX-GB).

We believe that investing in the biotechnology industry will produce significantly increased value for our shareholders. However, we cannot guarantee that we will be successful in this endeavor or that we can locate, acquire and finance the acquisition of biotechnology companies. Currently, we continue to engage in the marketing of solar photovoltaic power generation and storage solutions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2020, in connection with Tom Djokovich’s sale of his preferred stock of the Company, Mr. Djokovich, Thomas Anderson, Oz Fundingsland and Mike Russak resigned from the Company’s board of directors, Mr. Djokovich resigned as CEO, president, secretary and acting principal accounting officer, and Daniel G. Martin was appointed the sole director and chief executive officer and acting chief financial officer of the Company.

Daniel G. Martin, age 46, is a life-long entrepreneur and currently serves as the chairman of the board and chief executive officer of Innovest Global, Inc. Since launching Innovest in August 2016, he has led the company through eight acquisitions, transforming Innovest into a diversified industrial company. Mr. Martin credits his business tenacity to growing up in his father’s drugstore which required managing very low margins and critically important services. From December 2014 to January 2016, Mr. Martin served as the chief financial officer of global operations of Momentis International, where he was instrumental in stabilizing the company post-acquisition. In November 2015, he established TN3, LLC to pursue diverse investment opportunities, including the acquisition of preferred stock of Innovest. Mr. Martin has a Bachelor of Science in Business Administration from John Carrol University. Mr. Martin previously filed for bankruptcy as a result of his personal guarantee of the obligations of an unrelated company, and the bankruptcy was discharged in May 2015.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

10.1	Form of XsunX, Inc. Warrant for the Purchase of 500,000,000 Shares of Common Stock dated June 2, 2020 issued to Tom Djokovich, Thomas Anderson, Oz Fundingsland and Mike Russak *

10.2	Transition Services Agreement dated June 2, 2020 between XsunX, Inc. and Solar Energy Builders, Inc.*

10.3	Membership Interest Purchase Agreement dated June 2, 2020 between XsunX, Inc. and Innovest Global, Inc.*

*To be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XsunX, Inc.

Date: June 8, 2020	/s/ Daniel G. Martin
By Daniel G. Martin, Chief Executive Officer